THIS PROMISSORY NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. NO SALE OR DISPOSITION MAY BE EFFECTED EXCEPT IN COMPLIANCE WITH RULE 144 UNDER SAID ACT OR AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL FOR THE HOLDER SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT OR RECEIPT OF A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION.

FORM OF PROMISSORY NOTE

$_______	October 25, 2007

FOR VALUE RECEIVED, EyeTel Imaging, Inc., a Delaware corporation (“Payor” or the “Company”) promises to pay to _______________ or its assigns (“Holder”) the principal sum of $________ with simple interest on the outstanding principal amount at the rate of 10.0% per annum. Interest shall commence with the date hereof and shall continue on the outstanding principal until paid in full. Interest shall be computed on the basis of a year of 365 days for the actual number of days elapsed.

1. Payment. All payments of interest and principal shall be in lawful money of the United States of America. All payments shall be applied first to accrued interest, and thereafter to principal.

2. Maturity. The entire outstanding principal balance and all unpaid accrued interest shall become fully due and payable upon the date (the “Maturity Date”) that is the earlier of:

(a) the date that is five (5) business days after the closing date of an underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of the Company’s common stock, par value $.001 per share, for the account of the Company; and

(b) March 31, 2008; provided that the principal balance and unpaid accrued interest shall not become fully due and payable pursuant to this clause (b) without the prior written consent of Lighthouse Capital Partners V, L.P. (“Lighthouse”) as long as and to the extent that any obligations remain outstanding on the part of the Company in connection with the Loan and Security Agreement, dated as of February 8, 2006, between the Company and Lighthouse, as amended to date and as may be amended from time to time in the future (the “Lighthouse Loan Agreement”); and provided further that, in the event Lighthouse does not provided such written consent, the principal balance and unpaid accrued interest shall become fully due and payable upon the earlier of the date on which Lighthouse delivers such written consent and the date immediately after the date on which all such outstanding obligations under the Lighthouse Loan Agreement are discharged in full.

3. Events of Default. If there shall be any Event of Default hereunder, at the option and upon the declaration of the Holder and upon written notice to the Payor (which election and notice shall not be required in the case of an Event of Default under Section 3(b) or 3(c)), this Note shall accelerate and all principal and unpaid accrued interest shall become due and payable. The occurrence of any one or more of the following shall constitute an Event of Default:

(a) Payor fails to pay timely any of the principal amount due under this Note on the date the same becomes due and payable or any accrued interest or other amounts due under this Note on the date the same becomes due and payable;

(b) Payor files any petition or action for relief under any bankruptcy, reorganization, insolvency or moratorium law or any other law for the relief of, or relating to, debtors, now or hereafter in effect, or makes any assignment for the benefit of creditors or takes any corporate action in furtherance of any of the foregoing; or

(c) An involuntary petition is filed against Payor (unless such petition is dismissed or discharged within sixty (60) days) under any bankruptcy statute now or hereafter in effect, or a custodian, receiver, trustee, assignee for the benefit of creditors (or other similar official) is appointed to take possession, custody or control of any property of Payor.

4. Subordination. The right of payment of the indebtedness evidenced by this Note pursuant only to Section 3 hereof is subordinated to the prior payment in full of all obligations outstanding on the part of the Company pursuant to the Lighthouse Loan Agreement. Any funds received by Holder in contravention of this Section 4 shall be held by Holder in trust for Lighthouse. Lighthouse is an express third party beneficiary of this clause, entitled to enforce it against Payor and Holder.

5. Waiver of Demand. Payor hereby waives demand, notice, presentment, protest and notice of dishonor.

6. Governing Law. This Note shall be governed by and construed under the laws of the State of New York as such laws are applied to agreements among New York residents entered into and performed entirely within the State of New York, without reference to the conflict of laws provisions thereof.

7. Notices. All notices and other communications provided for herein shall be in writing and shall be deemed to have been duly given, delivered and received: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed telex, electronic mail or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.

(a) If to Holder:
_____________________
_____________________
        _____________________
_____________________
_____________________

(b) If to the Company:

EyeTel Imaging, Inc.
9130 Guilford Road
Columbia, MD 21046
Attention: Keith G. Frey

8. Amendment and Waiver. Any term of this Note may be amended or waived with the written consent of Payor, the Holder and, with respect to Section 4 hereof, Lighthouse.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Note to be signed the date above written.

EYETEL IMAGING, INC.

By: __________________________________
Name: John C. Garbarino
Title: President and Chief Executive Officer

Accepted and Agreed:

[HOLDER]

By: ________________________________
       Name:
       Title: